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                                                                Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements (Nos. 33-98440, 33-98444, 33-98442, 33-98446, 333-21799 and 333-21795) on Form
S-8 and the Registration Statement (No. 333-20479) on Form S-3 of CheckFree Holdings Corporation of our reports dated August 11, 1998, except for Note 20 to the consolidated financial statements as to which the date is September 11, 1998, appearing in the Annual Report on Form 10-K of CheckFree Holdings Corporation for the year ended June 30, 1998.


/s/ DELOITTE & TOUCHE LLP
-------------------------
    DELOITTE & TOUCHE LLP

Atlanta, Georgia
September 25, 1998